CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated August 28, 2012, with respect to the financial statements of AllianceBernstein U.S. Strategic Research Portfolio, AllianceBernstein International Focus 40 Portfolio and AllianceBernstein International Discovery Equity Portfolio (three of the portfolios constituting AllianceBernstein Cap Fund, Inc.) and September 27, 2012 with respect to the financial statements of AllianceBernstein Small Cap Growth Portfolio (one of the portfolios constituting AllianceBernstein Cap Fund, Inc.) for the fiscal year ended June 30, 2012 and July 31, 2012 respectively, which are incorporated by reference in this Post-Effective Amendment No. 123 to the Registration Statement (Form N-1A No. 2-29901) of AllianceBernstein Cap Fund, Inc.




                              /s/ERNST & YOUNG LLP




New York, New York
October 29, 2012